Exhibit 99.1

FOR IMMEDIATE RELEASE:	CONTACT:
April 28, 2016	INVESTOR CONTACT
Bob East, Westwicke Partners
443.213.0500 | diplomat@westwicke.com

MEDIA CONTACT
Jenny Cretu, Diplomat
810.768.9370 | press@diplomat.is

Diplomat to Acquire Oncology-Focused TNH Advanced Specialty Pharmacy

The nation’s largest independent specialty pharmacy strengthens its services portfolio with TNH’s business presence in California and Texas.

FLINT, Mich.— Click here for supplemental information regarding the transaction. Diplomat Pharmacy, Inc. (NYSE: DPLO), the nation’s largest independent specialty pharmacy, announced today that it has signed a definitive agreement to acquire Valley Campus Pharmacy, Inc., doing business as TNH Advanced Specialty Pharmacy (“TNH”), a leading specialty pharmacy that provides individualized patient care, based in Van Nuys, California. In 2015, TNH generated approximately $400 million in revenue. The transaction is expected to close in the next 30 to 60 days and is expected to be accretive to Diplomat’s earnings per share in 2016.

Phil Hagerman, CEO and chairman of Diplomat, commented, “We are very excited to expand Diplomat’s specialty services with the acquisition of TNH. This partnership opens new prescriber relationships and growth opportunities with TNH’s market concentration in California and Texas. Further, Diplomat recently added a licensed Texas facility to enable brick and mortar presence for the State of Texas Medicaid program. According to a 2014 report by the American Association of Medicaid Pharmacy Administrators, Texas Medicaid serves 3.7 million patients. Our combined resources will make us stronger and more unique within the specialty services industry.” Mr. Hagerman continued, “The robust pipeline calls for the foundation our companies were built upon—a relentless dedication to our patients, coupled with a flexible and nimble infrastructure to develop innovative programs that optimize therapy management.”

Avo Minasyan, CEO of TNH, commented “TNH was founded based on the need to improve industry standards through technology for advanced specialty pharmacy services”. TNH enhances continuity of care through its proprietary portal platform TNH Live. Phil Hagerman continued, “TNH Live gives Diplomat instant access to sales and patient data to offer partners actionable insights. This technology creates a unique platform for patient management, education and live communication that results in an accessible flow of data for prescribers, pharmaceutical manufacturers and patients.”

“We are proud and excited to join the Diplomat family of companies. Diplomat’s dedication to high-touch medication management programs for patients with complex chronic diseases echo our own. Together, we will work with patients, prescribers, and pharmaceutical manufacturers to enhance the entire care experience,” said Mr. Minasyan.

Diplomat plans to fund the cash component of the purchase price with cash on hand along with use of its existing credit facility. Honigman Miller Schwartz and Cohn LLP are acting as legal advisors to Diplomat. Manatt, Phelps & Phillips, LLP are advising TNH. Lincoln International acted as TNH’s sell-side financial advisor.

To learn more about Diplomat, visit www.diplomat.is.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information. These risks and uncertainties include: the ability of the parties to consummate the acquisition on the terms set forth in the purchase agreement in a timely manner or at all; the ability to obtain governmental approvals for the acquisition; delays in completing the transaction or delays or difficulties in integrating the combined businesses; general economic conditions in the regions and industries in which the parties operate; and the ability to achieve cost savings and operating synergies and the timing thereof.   The foregoing transaction risks should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including in “Risk Factors” in Diplomat’s Annual Report on Form 10-K for the year ended December 31, 2015 and in subsequent reports filed with or furnished to the Securities and Exchange Commission.  These statements are qualified by important risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those forecasted or indicated by such forward-looking statements. For a discussion of such risks and uncertainties, you should review Diplomat’s filings with the Securities and Exchange Commission, including “Risk Factors” in Diplomat’s Annual Report on Form 10-K for the year ended December 31, 2015 and in subsequent reports filed with or furnished to the Securities and Exchange Commission. Except as may be required by any applicable laws, Diplomat assumes no obligation to publicly update such forward-looking statements, which are made as of the date hereof or the earlier date specified herein, whether as a result of new information, future developments or otherwise.

About Diplomat

Diplomat (NYSE: DPLO) serves patients and physicians in all 50 states. Headquartered in Flint, Michigan, the company focuses on medication management programs for people with complex chronic diseases, including oncology, immunology, hepatitis, multiple sclerosis, specialized infusion therapy and many other serious or long-term conditions. Diplomat opened its doors in 1975 as a neighborhood pharmacy with one essential tenet: “Take good care of patients, and the rest falls into place.” Today, that tradition continues—always focused on improving patient care and clinical adherence. For more information, visit www.diplomat.is. Follow us on Twitter and LinkedIn and like us on Facebook.

About TNH Advanced Specialty Pharmacy

TNH was established in 2009, bringing technology to improve industry standards for advanced specialty pharmacy services. TNH serves patients and physicians in 34 states and U.S. territories with innovative solutions to manage complex conditions, including oncology, hepatitis, rheumatoid arthritis, dermatology and other specialty areas. TNH earned a place on Inc. Magazine’s list of 500 fastest-growing private companies in 2013, 2014 and 2015 based on its commitment to providing customer service and client satisfaction through comprehensive continuity of care. For more information, visit www.tnhpharmacy.com.

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Diplomat Acquisition of TNH Advanced Specialty Pharmacy April 28, 2016

Transaction Summary TNH Advanced Specialty Pharmacy One of the largest independent oncology-focused specialty pharmacies Based in Van Nuys, California 2015 Revenue of ~ $400 million and Adjusted EBITDA of ~ $9 million Target Purchase Price Consideration Management Anticipated Closing $75 million Purchase Price Represents ~ 8x CY 2015 Adjusted EBITDA No contingent earn-out consideration Future tax benefit resulting from election to treat the transaction as an asset purchase $65 million in cash No new financing Utilizing cash on hand along with existing credit facility, maintaining low leverage $10 million in stock (~ 328,000 shares) Expected to be accretive to EPS in 2016 TNH co-founders and key management team will remain in place Transaction is anticipated to close in the next 30-60 days Subject to customary closing conditions

Strong Strategic Value Oncology focused, broadly diversified specialty pharmacy One of very few assets of this scale remaining in the market Robust organic growth profile that complements Diplomat’s growth story Strengthens Diplomat’s footprint in key geographic markets (California and Texas) Founder-led management team will remain in place Offers both revenue and cost synergies Opportunity to drive growth in other therapies (hepatitis C and immunology) Promising proprietary technology; some components of TNH’s portal can be leveraged across Diplomat’s platform

Company Snapshot Founded in 2009 22 limited distribution drugs Predominantly oncology One of the fastest growing independent specialty pharmacies in the nation Diverse payor mix Relationships with over 1,700 referring prescribers Business mix heavy in oncology (~53%); remaining mix mostly hepatitis C and immunology TNH Live is a proprietary technology portal with real-time data capabilities and facilitates transparency among prescribers, pharma and payors TNH Revenue History 2011-15 CAGR ~ 123% $ in Millions $16 $38 $100 $240 $400 2011 2012 2013 2014 2015